As filed with the Securities and Exchange Commission on June 9, 2008

Registration No. 333-141371

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 2

To Form S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

MTC TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	02-0593816
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4032 Linden Avenue

Dayton, Ohio 45432

(937) 252-9199

(Address of Principal Executive Offices)

MTC TECHNOLOGIES, INC.

2007 AMENDED AND RESTATED

DEFERRED COMPENSATION PLAN

(Full title of the plan)

Mark N. Brown

Principal Executive Officer

MTC Technologies, Inc.

4032 Linden Avenue

Dayton, Ohio 45432

(937) 252-9199

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Sheila C. Cheston

Senior Vice President, General Counsel and Secretary

BAE Systems, Inc.

1601 Research Boulevard

Rockville, Maryland 20850

(301) 838-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Deregistration of Securities

Pursuant to Rule 478 under the Securities Act of 1933, as amended, MTC Technologies, Inc. (the “Company”) hereby withdraws from registration under this Post-Effective Amendment No. 2 any and all general unsecured obligations of the Company to pay deferred compensation (“Deferred Compensation Obligations”), originally registered under the Registration Statement on Form S-8 (File No. 333-141371), and any amendments thereto, which have not been incurred. On June 9, 2008, the merger of Mira Acquisition Sub Inc., a wholly-owned, indirect subsidiary of BAE Systems, Inc., with and into the Company (the “Merger”) was completed.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, MTC Technologies, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to its Registration Statement on Form S-8 (File No. 333-141371) to be signed on its behalf by the undersigned, thereunto duly authorized, in Rockville, Maryland, on the 9th day of June, 2008.

MTC TECHNOLOGIES, INC.

By:

/s/ Mark N. Brown
	Name:	Mark N. Brown
	Title:	Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 (File No. 333-141371) has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark N. Brown	Principal Executive Officer	June 9, 2008
Name: Mark N. Brown

/s/ Robert T. Murphy	Principal Financial Officer	June 9, 2008
Name: Robert T. Murphy

/s/ Terry L. Shaw	Principal Accounting Officer	June 9, 2008
Name: Terry L. Shaw

/s/ Sheila C. Cheston	Director	June 9, 2008
Name: Sheila C. Cheston

/s/ Walter P. Havenstein	Director	June 9, 2008
Name: Walter P. Havenstein